EXHIBIT 10.1nn
                           First AMENDMENT TO LEASE

                            ADDITION OF SQUARE FEET


That certain lease dated June 10, 1991, by and between Petula Associates Ltd., and Koll Woodside Associates, Landlord, and Sequent Computer Systems, Inc., Tenant, for the premises located at 15275 S.W. Koll Parkway, Beaverton, Oregon 97006, Building 3, Units A, B, D, and E, is amended this _________ day of ________________, 1995, solely as hereinafter described.


Effective the 1st day of JANUARY, 1996, the portions of the Lease as numbered below shall be amended to read as follows:

1.e.      PREMISES AREA
          - Unit C consisting of 6,238 square feet shall be added to the premises area.
          -   Total Amended Premises Area shall be 25,653 square feet.

1.f.      PROJECT AREA:    131,017 square feet.

1.g.      PREMISES PERCENT OF PROJECT:   19.58%

1.j.      RENT ADJUSTMENT:

                01/01/98           $  22,257
                06/01/98              23,509
                06/01/01 - 5/31/03    25,025


All other terms and conditions of the above described Lease shall remain in full force and effect.


Landlord:       PETULA ASSOCIATES, LTD., an Iowa Corporation and
                KOLL WOODSIDE ASSOCIATES, a California General partners

                By: TIMOTHY E. MINTON, VICE PRESIDENT & SECRETARY JOHN N. URBAN, VICE PRESIDENT

Tenant:         SEQUENT COMPUTER SYSTEMS, INC.

                By:   ROBERT B. WITT, VICE PRESIDENT & CIO
                Date:  JULY 21, 995